COMMON UNIT PURCHASE AGREEMENT

BY AND AMONG

EV ENERGY PARTNERS, L.P.

AND

THE PURCHASERS NAMED HEREIN

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of June 1, 2007 (this “Agreement”), is by and among EV Energy Partners, L.P., a Delaware limited partnership (the “Company”), and each of the Purchasers named in Schedule 2.01 (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company desires to sell an aggregate of approximately $117,600,012.00 of Common Units to the Purchasers, and the Purchasers desire to purchase an aggregate of approximately $117,600,012.00 of Common Units from the Company, each in accordance with the provisions of this Agreement; and

WHEREAS, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Common Units acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” shall have the meaning specified in Section 5.04.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Buy-In” shall have the meaning specified in Section 8.08.

“Buy-In Price” shall have the meaning specified in Section 8.08.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.01.

“Common Unit Price” shall have the meaning specified in Section 2.01(b).

“Common Units” means the Common Units of the Company representing equity interests therein.

“Company” shall have the meaning specified in the introductory paragraph.

“Company Financial Statements” shall have the meaning specified in Section 3.03.

“Company Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Company and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations, prospects or affairs reflected in the Company SEC Documents, other than those occurring as a result of general economic or financial conditions or any other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business in which the Company and its Subsidiaries participate or are engaged, (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of the Company to consummate the transactions under any Basic Document.

“Company Organizational Document” means, collectively, the Certificate of Limited Partnership filed by the Company with the Secretary of State of the State of Delaware and the Partnership Agreement.

“Company Organizational Law” means the Delaware Revised Uniform Limited Partnership Act.

“Company SEC Documents” shall have the meaning specified in Section 3.03.

“Equity Interests” means, collectively, the Common Units, the Subordinated Units, the General Partner Interest and the Incentive Distribution Rights.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” shall have the meaning specified in the Partnership Agreement.

“General Partner Interest” shall have the meaning specified in the Partnership Agreement.

“Governing Body” means the General Partner of the Company.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries or any of their Property or any of the Purchasers.

“Incentive Distribution Rights” shall have the meaning specified in the Partnership Agreement.

“Indemnified Party” shall have the meaning specified in Section 7.01.

“Indemnifying Party” shall have the meaning specified in Section 7.02.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Lock-Up Date” means the earlier of (i) 90 days following the Closing Date and (ii) the date that a registration statement under the Securities Act to permit resale of the Purchased Common Units is declared effective by the Commission.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Company dated as of September 29, 2006.

“Party” or “Parties” means the Company and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means the aggregate of each Purchaser’s Commitment Amount.

“Purchased Common Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.

“Purchasers” shall have the meaning specified in the introductory paragraph.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form of Exhibit B, to be entered into at the Closing, among the Company and the Purchasers.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, managers, employees, agents, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Stock Exchange” means The Nasdaq Global Market.

“Subordinated Units” shall have the meaning specified in the Partnership Agreement.

“Subsidiary” means, as to any Person, (i) any corporation or other entity of which a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or (ii) any limited partnership in which such Person and its Subsidiaries own equity interests entitling at a given time such Person and its Subsidiaries to a majority of the distributions of such limited partnership if such limited partnership were to be liquidated at such time.

“Unitholders” shall have the meaning specified in the Partnership Agreement.

Section 1.02. Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
SALE AND PURCHASE

Section 2.01. Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, the number of Purchased Common Units set forth opposite its name on Schedule 2.01. Each Purchaser agrees to pay the Company the Common Unit Price for each Purchased Common Unit as set forth in Section 2.01(b). The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Basic Document. Except as otherwise provided in this Agreement or the other Basic Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(a) Common Units. The number of Purchased Common Units to be issued and sold to each Purchaser is set forth opposite such Purchaser’s name on Schedule 2.01. The Purchased Common Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Company Organizational Document.

(b) Consideration. The amount per Common Unit each Purchaser will pay to the Company to purchase the Purchased Common Units (the “Common Unit Price”) shall be $34.50.

Section 2.02. Closing. The execution and delivery of the Basic Documents, the delivery of certificates representing the Purchased Common Units, the payment by each Purchaser of its respective Commitment Amount and execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01. Existence. The Company: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Company Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.02. Capitalization and Valid Issuance of Purchased Common Units.

(a) As of the date of this Agreement, and prior to the issuance and sale of the Purchased Common Units, the issued and outstanding equity interests of the Company consist of 8,430,743 Common Units, 3,100,000 Subordinated Units, the General Partner Interest and the Incentive Distribution Rights. All of the outstanding Equity Interests have been duly authorized and validly issued in accordance with applicable Law and the Company Organizational Document and are fully paid (to the extent required by applicable Law and under the Company Organizational Document) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Company Organizational Law).

(b) Other than the Company’s existing long-term incentive plan, the Company has no equity compensation plans that contemplate the issuance of Equity Interests (or securities convertible into or exchangeable for Equity Interests). The Company has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote. Except for Common Units and phantom Common Units issued pursuant to the Company’s existing long-term incentive plan, as contemplated by this Agreement or as are contained in the Company Organizational Document, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company or any of its Subsidiaries.

(c) (i) All of the issued and outstanding equity interests of each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Company’s or its Subsidiaries’ credit facilities filed as exhibits to the Company SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of the Company’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Company Organizational Law, the organizational documents of the Company’s Subsidiaries or the Delaware Limited Liability Company Act or any Laws of any other jurisdiction of organization of a Subsidiary of the Company, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) The offer and sale of the Purchased Common Units and the interests represented thereby will be duly authorized by the Company pursuant to the Company Organizational Document prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Company Organizational Document) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Company Organizational Law) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Company Organizational Document, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e) The Purchased Common Units will be issued in compliance with all applicable rules of the Stock Exchange. The Company has submitted to the Stock Exchange a Notification Form: Listing of Additional Units with respect to the Purchased Common Units. The Company’s currently outstanding Common Units are quoted on the Stock Exchange and the Company has not received any notice of delisting.

(f) The Purchased Common Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Company Organizational Document. A true and correct copy of the Partnership Agreement, as amended through the date hereof, has been filed by the Company with the Commission on October 5, 2006 as Exhibit 3.1 to the Company’s Form 8-K.

Section 3.03. Company SEC Documents. Since the date of the Company’s initial public offering, (i) the Company has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Company SEC Documents”) and (ii) the Company has timely filed with the Commission all Company SEC Documents described in General Instruction I.A.3.(b) of Form S-3. The

Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04. No Material Adverse Change. Except as set forth in or contemplated by the Company SEC Documents, since its initial public offering, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Company’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

Section 3.05. Litigation. Except as set forth in the Company SEC Documents, there is no Action pending or, to the knowledge of the Company, contemplated or threatened against the Company or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably would be expected to have a Company Material Adverse Effect or which challenges the validity of this Agreement.

Section 3.06. No Breach. The execution, delivery and performance by the Company of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Company or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of any of the organizational documents of the Company or any of its Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.07. Authority. The Company has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Company of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith. Except as contemplated by this Agreement, no approval by the Unitholders is required as a result of the Company’s issuance and sale of the Purchased Common Units.

Section 3.08. Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.09. MLP Status. The Company met for each taxable year since its formation, and the Company expects to meet for the taxable year ending December 31, 2007, the gross income requirements of Section 7704(c)(2) of the Code, and accordingly the Company is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes. The Company or any of its Subsidiaries has conducted business, owned Property or otherwise been subject to tax for the taxable year ended December 31, 2006 only in Delaware, Louisiana, Oklahoma, Ohio, Pennsylvania, Texas and West Virginia, and the Company and any of its Subsidiaries expects to conduct business, own Property or otherwise be subject to tax only in such states and Michigan for the taxable year ending December 31, 2007.

Section 3.10. Investment Company Status. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.11. Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Common Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.12. Certain Fees. No fees or commissions will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Purchased Common Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions. The Company agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of Purchased Common Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13. No Side Agreements. Except for the confidentiality agreements entered into by and between each of the Purchasers and the Company, there are no other agreements by, among or between the Company or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.14. Internal Accounting Controls. Except as disclosed in the Company SEC Documents, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material failure of such internal accounting controls.

Section 3.15. Preemptive Rights or Registration Rights. Except (i) as set forth in the Company Organizational Document, (ii) as set forth in the other organizational documents of the Company and its Subsidiaries, (iii) as provided in the Basic Documents or (iv) for existing awards under the Company’s long-term incentive plan, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or equity interests of the Company or any of its Subsidiaries, in each case pursuant to any other agreement or instrument to which any of such Persons is a party or by which any one of them may be bound. Neither the execution of this Agreement nor the issuance of the Purchased Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, other than pursuant to the Registration Rights Agreement.

Section 3.16. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks as the Company believes in its discretion are prudent for its businesses. The Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.17. Acknowledgment Regarding Purchase of Purchased Common Units. The Company acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at the Company’s request and the Company has concluded that such participation is in the Company’s best interest and is consistent with the Company’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser. The Company further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of Purchased Common Units. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives.

Section 3.18. Anti-Takeover Laws. Each of the Company and its Governing Body has taken all action required to be taken by it in order to exempt the execution, delivery and performance of this Agreement and the other Basic Documents and the issuance of the Purchased Common Units from, and each of the foregoing is hereby exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other anti-takeover Laws of any jurisdiction.

Section 3.19. Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01. Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02. No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Common Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03. Investment. The Purchased Common Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser represents and warrants are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Common Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Common Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 under the Securities Act). If such Purchaser should in the future decide to dispose of any of the Purchased Common Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the

Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Common Units with a third party provided that such transactions are exempt from registration under the Securities Act.

Section 4.04. Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Company that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Common Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05. Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Company SEC Documents and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Company regarding the matters described therein.

Section 4.06. Restricted Securities. Such Purchaser understands that the Purchased Common Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 under the Securities Act.

Section 4.07. Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Common Units or the consummation of the transactions contemplated by this Agreement. The Company will not be liable for any such fees or commissions. Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Common Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08. Legend. It is understood that the certificates evidencing the Purchased Common Units initially will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged (except in connection with a bona fide margin account or other loan or financing arrangement secured by these securities) or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.” For the avoidance of doubt, the Purchased Common Units may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Purchased Common Units and such pledge shall not be deemed to be a transfer, sale or assignment of such Purchased Common Units, and no buyer effecting such a pledge shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Basic Document.

Section 4.09. No Side Agreements. Except for the confidentiality agreements entered into by and between such Purchaser and the Company, there are no other agreements by, among or between the Company or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties. Notwithstanding the foregoing, with respect to Lehman Brothers Inc., the representation made in this Section 4.09 is made only by Lehman Brothers MLP Opportunity Fund L.P., as currently configured, and does not apply to Lehman Brothers Inc. or any of its Affiliates, other than Lehman Brothers MLP Opportunity Fund L.P., as currently configured.

ARTICLE V
COVENANTS

Section 5.01. Subsequent Public Offerings. Without the written consent of the holders of a majority of the Purchased Common Units, from the date of this Agreement until the Lock-Up Date, the Company shall not, and shall cause its directors, officers and Affiliates not to, grant, issue or sell any Common Units or other equity or voting securities of the Company, any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (i) the issuance of the Purchased Common Units, (ii) the issuance of Common Units or options to purchase Common Units or phantom Common Units granted pursuant to the Company’s existing long-term incentive plan, (iii) the issuance or sale of Common Units issued or sold in a registered public offering to finance future acquisitions that are accretive to cash flow per Common Unit (or the repayment of indebtedness incurred in connection with such accretive acquisitions) at a price no less than 110% of the Common Unit Price or in a private offering to finance future acquisitions that are accretive to cash flow per Common Unit (or the repayment of indebtedness incurred in connection with such accretive acquisitions) and (iv) the issuance of Common Units as purchase price consideration in connection with future acquisitions that are accretive to cash flow per Common Unit. Notwithstanding the foregoing, the Company shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Common Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Common Units to the Purchasers.

Section 5.02. Purchaser Lock-Up. Without the prior written consent of the Company, each Purchaser agrees that from and after the Closing it will not sell any of its Purchased Common Units prior to the Lock-Up Date; provided, however, that each Purchaser may: (i) enter into one or more total return swaps or similar transactions at any time with respect to the

Purchased Common Units purchased by such Purchaser; or (ii) transfer its Purchased Common Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.02.

Section 5.03. Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and each Purchaser will, and the Company shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Company, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.04. Non-Disclosure; Interim Public Filings. Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, the Company shall issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Business Days prior to the filing or dissemination of any disclosure required by this Section 5.04, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or the Stock Exchange (or other exchange on which securities of the Company are listed or traded) with respect to the transactions contemplated hereby, and neither Party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by Law, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above. The Company shall not, and shall cause each of its respective Representatives not to, provide any Purchaser with any material non-public information regarding the Company from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.

Section 5.05. Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Common Units to repay indebtedness.

Section 5.06. Tax Information. The Company shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Common Units.

ARTICLE VI
CLOSING DELIVERIES

Section 6.01. Company Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Company shall have delivered, or caused to be delivered, to each Purchaser:

(a) the Purchased Common Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Common Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b) an opinion addressed to the Purchasers from outside legal counsel to the Company, dated the Closing Date, substantially similar in substance to the form of opinion attached as Exhibit A;

(c) the Registration Rights Agreement in substantially the form of Exhibit B, which shall have been duly executed by the Company;

(d) a certificate of the Secretary of the Company, dated as of the Closing Date, as to certain matters;

(e) a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Company; and

(f) a receipt, dated the Closing Date, executed by the Company and delivered to each Purchaser certifying that the Company has received the Purchase Price with respect to the Purchased Common Units issued and sold to each such Purchaser.

Section 6.02. Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser shall have delivered, or caused to be delivered, to the Company:

(a) payment to the Company of such Purchaser’s Commitment Amount by wire transfer(s) of immediately available funds to an account designated in writing (including via email) by the Company; and

(b) the Registration Rights Agreement in substantially the form of Exhibit B, which shall have been duly executed by each Purchaser.

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01. Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Indemnified Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by the Company of the proceeds of any sale of the Purchased Common Units or (ii) the breach of any of the representations, warranties or covenants of the Company contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.02. Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII
MISCELLANEOUS

Section 8.01. Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever the Company has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02. Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement indefinitely. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Common Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Company and the Purchasers pursuant to Section 3.12, Section 4.07 and Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.03. No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.04. Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Common Units. All or any portion of a Purchaser’s Purchased Common Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws, Section 5.02 and the Registration Rights Agreement.

(c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of the Company (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Common Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of the Company (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 8.05. Aggregation of Purchased Common Units. All Purchased Common Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06. Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of the Company shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until the Company discloses on Form 8-K with the Commission the transactions contemplated hereby.

Section 8.07. Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a) If to the Company:

EV Energy Partners, L.P.
1001 Fannin Street, Suite 800
Houston, Texas 77002
Attention: Michael E. Mercer
Telephone: (713) 651-1144
Facsimile: (713) 651-1260
Email: mmercer@evenergypartners.com

with a copy to:

Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Guy Young
Telephone: (713) 547-2081
Facsimile: (713) 236-5699
Email: young@haynesboone.com

(b) If to ZLP Fund, L.P.:

ZLP Fund, L.P.
Harborside Financial Center
Plaza 10, Suite 301
Jersey City, New Jersey 07311
Attention: Daniel M. Lynch
Telephone: (212) 440-0741
Facsimile: (201) 716-1425
Email: lynch@zimmerlucas.com

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036-4039
Attention: Jeffrey J. Delaney, Esq.
Telephone: (212) 858-1000
Facsimile: (212) 858-1500
Email: jeffrey.delaney@pillsburylaw.com

(c) If to Credit Suisse Management LLC:

Credit Suisse Management LLC
1 Madison Avenue
New York, New York 10010
Attention: Jerrold Gordon
Telephone: (212) 538-6320
Facsimile: (212) 538-4095
Email: jerrold.gordon@credit-suisse.com

(d) If to Structured Finance Americas, LLC:

Structured Finance Americas, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention: Sunil Hariani
Telephone: (212) 250-6340
Facsimile: (212) 797-9358
Email: equitynotice@list.db.com

with a copy to:

Structured Finance Americas, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street, 13th Floor
New York, New York 10005
Attention: Elia Kourtesiadou
Facsimile: (732) 578-3927

(e) If to Royal Bank of Canada by its agent RBC Capital Markets Corporation:

Royal Bank of Canada by its agent RBC Capital Markets Corporation
1 Liberty Plaza, 2nd Floor
New York, New York 10006
Attention: Joe Muskatel

(f) If to Alerian Opportunity Partners VI, L.P., Alerian Capital Partners LP, or Alerian Focus Partners LP:

Goldman, Sachs & Co.
One New York Plaza, 44th Floor
New York, New York 10004
Attention: Ryan Shah
Phone: (212) 357-1860
Facsimile: (212) 256-5940

(g) If to GPS Income Fund LP, GPS High Yield Equities Fund LP, GPS New Equity Fund LP or Agile Performance Fund, LLC:
GPS Income Fund LP

GPS High Yield Equities Fund LP
GPS New Equity Fund LP
Agile Performance Fund, LLC
c/o GPS Partners
100 Wilshire Boulevard, Suite 900
Santa Monica, California 90401
Attention: Jeff Farron
Phone: (310) 496-5365
Facsimile: (310) 496-5399
Email: farron@gpsfund.com

(h) If to Lehman Brothers MLP Opportunity Fund L.P.:

Lehman Brothers MLP Opportunity Fund L.P.
399 Park Avenue, 9th Floor
New York, New York 10022
Attention: Michael J. Cannon
Phone: (212) 526-0029

(i) If to Hartz Capital MLP, LLC:

Hartz Capital MLP, LLC
400 Plaza Drive
Secaucus, New Jersey 07094
Attention: Noah Lerner
Phone: (201) 272-6004
Facsimile: (201) 866-6387

With a copy to:

Hartz Capital Inc.
400 Plaza Drive
Secaucus, New Jersey 07094
Attention: Timothy P. Terry
Phone: (201) 272-6041
Facsimile: (201) 866-6387

(j) If to Swank MLP Convergence Fund, LP or The Cushing MLP Opportunity Fund I., LP

Swank Capital, LLC
3300 Oak Lawn, Suite 650
Dallas, Texas 75219
Attention: Dan Spears
Phone: (214) 635-1676

Facsimile: (214) 219-2353

(k) If to Energy Income and Growth Fund or Fiduciary/Claymore MLP Opportunity Fund:

c/o: Fiduciary Asset Management
8112 Maryland Avenue, Suite 400
St. Louis, Missouri 63105
Attention: Jim Cunnane
Facsimile: (314) 863-4360

(l) If to Isla W. Reckling T/U/W C.S. Masterson, Bert Winston, Jr. T/U/W C.S. Masterson, Salient Total Return Fund, L.P. or Salient Total Return Fund QP, L.P.:
c/o Salient Trust Co., LTA
4265 San Felipe, Suite 900
Houston, Texas 77027
Attention: Sherry Ashley
Phone: (713) 993-4648
Facsimile: (713) 993-4098
Email: sashley@salientpartners.com

(m)  If to Tortoise Capital Resources Corporation:

Tortoise Capital Resource Corporation
10801 Mastin Blvd., Suite 222
Overland Park, Kansas 66210
Attention: David J. Schulte
Phone: (913) 981-1020
Facsimile: (913) 981-1021
Email: dschulte@tortoiseadvisors.com

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.08. Removal of Legend. The Company shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Common Units at the request of a Purchaser submitting to the Company such certificates, together with such other documentation as may be reasonably requested by the Company or required by its transfer agent, unless the Company, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no opinion of counsel shall be required in the event a Purchaser is effecting a sale of such Purchased Common Units pursuant to Rule 144 under the Securities Act or an effective registration statement. The Company shall cooperate with such Purchaser to effect removal of such legend. The legend described in Section 4.08 shall be removed and the Company shall issue a certificate without such legend to the holder of Purchased Common Units upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Purchased Common Units are sold pursuant to an effective Registration Statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company (with any law firm set forth under Section 8.07 being deemed acceptable), in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Common Units may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that such Purchased Common Units can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act. If the Company shall fail for any reason or for no reason to issue to the holder of such Purchased Common Units within three trading days after the occurrence of any of clause (i), clause (ii) or clause (iii) above a certificate without such legend to the holder or if the Company fails to deliver unlegended Purchased Common Units within three trading days of the Purchaser’s election to receive such unlegended Purchased Common Units pursuant to clause (y) below, and if on or after such trading day the holder purchases (in an open market transaction or otherwise) Common Units to deliver in satisfaction of a sale by the holder of such Purchased Common Units that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three Business Days after the holder’s request and in the holder’s discretion, either (x) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Common Units so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Purchased Common Units shall terminate, or (y) promptly honor its obligation to deliver to the holder such unlegended Purchased Common Units as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Units multiplied by (B) the closing bid price on the date of exercise.

Section 8.09. Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.10. Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12. Expenses. The Company hereby covenants and agrees to reimburse Pillsbury Winthrop Shaw Pittman LLP for reasonable and documented costs and expenses (including legal fees) incurred in connection with the negotiation, execution, delivery and performance of the Basic Documents and the transactions contemplated hereby and thereby, provided that such costs and expenses do not exceed $75,000 and that any request for such expense reimbursement be accompanied by a detailed invoice for such amount. If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

Section 8.13. Recapitalization, Exchanges, Etc. Affecting the Purchased Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Common Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EV ENERGY PARTNERS, L.P.

By: EV ENERGY GP, L.P., its general partner

By: EV MANAGEMENT, L.L.C., its general partner

By:  /s/ Michael E. Mercer

Michael E. Mercer
Senior Vice President and Chief Financial Officer

Common Unit Purchase Agreement

STRUCTURED FINANCE AMERICAS LLC

By:  /s/ Sunil Hariani

Name: Sunil Hariani
Title: VP

STRUCTURED FINANCE AMERICAS LLC

By:  /s/ Jill H Rathjen NJB

Name: Jill H Rathjen
Title: VP

Unit Purchase Agreement
Signature Page

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:  /s/ Jeff Wood

Name: Jeff Wood
Title: Vice President

Unit Purchase Agreement
Signature Page

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:  /s/ James J. Cunnane Jr.

Name: James J. Cunnane Jr
Title: Vice President

Unit Purchase Agreement
Signature Page

ROYAL BANK OF CANADA
By its agent RBC Capital Markets Corporation

By:  /s/ Josef Muskatel

Name: Josef Muskatel
Title: Director and Senior Counsel

By:  /s/ David Weiner

Name: David Weiner
Title: Managing Director

Unit Purchase Agreement
Signature Page

TORTOISE CAPITAL RESOURCES CORPORATION

By:  /s/ David J. Schulte

Name: David J. Schulte
Title: Chief Executive Officer

Unit Purchase Agreement
Signature Page

ENERGY INCOME AND GROWTH FUND

By:  /s/ Walt Draney

Name:
Title:

Unit Purchase Agreement
Signature Page

SWANK MLP CONVERGENCE FUND, LP

By:  /s/ Jerry V. Swank

Name: Jerry V. Swank
Title: Managing Partner

Unit Purchase Agreement
Signature Page

THE CUSHING MLP OPPORTUNITY FUND I, LP

By:  /s/ Jerry V. Swank

Name: Jerry V. Swank
Title: Managing Partner

Unit Purchase Agreement
Signature Page

ZLP FUND, L.P.

By:  /s/ Craig M. Lucas

Name: Craig M. Lucas
Title: Managing Member

Unit Purchase Agreement
Signature Page

HARTZ CAPITAL MLP, LLC

By: Hartz Capital, Inc.,
Its Manager

By:  /s/ Ronald J. Bangs

Ronald J. Bangs
Chief Operating Officer

Unit Purchase Agreement
Signature Page

ALERIAN OPPORTUNITY PARTNERS VI, LP
By: its General Partner, Alerian Opportunity
Advisors VI LLC

By:  /s/ Gabriel Hammond

Name: Gabriel Hammond
Title: Managing Member

Unit Purchase Agreement
Signature Page

ALERIAN FOCUS PARTNERS LP

By: its General Partner, Alerian Focus Advisors LLC

By:  /s/ Gabriel Hammond

Name: Gabriel Hammond
Title: Managing Member

Unit Purchase Agreement
Signature Page

ALERIAN CAPITAL PARTNERS LP

By: its General Partner, Alerian Capital Advisors LLC

By:  /s/ Gabriel Hammond

Name: Gabriel Hammond
Title: Managing Member

Unit Purchase Agreement
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CREDIT SUISSE MANAGEMENT LLC

By:  /s/ Shawn Sullivan

Name: Shawn Sullivan
Title: Managing Director

Unit Purchase Agreement
Signature Page

ISLA W. RECKLING T/U/W C.S.
MASTERSON SALIENT TRUST CO.

By:  /s/ Stephen D. Strake as agent

Name: Stephen D. Strake
Title: President

Unit Purchase Agreement
Signature Page

BERT WINSTON, JR. T/U/W C.S.
MASTERSON SALIENT TRUST CO.

By:  /s/ Stephen D. Strake as agent

Name: Stephen D. Strake
Title: President

Unit Purchase Agreement
Signature Page

SALIENT TOTAL RETURN FUND QP, L.P.

By:  /s/ Jeremy Radcliffe

Name: Jeremy Radcliffe
Title: Managing Director

Unit Purchase Agreement
Signature Page

SALIENT TOTAL RETURN FUND, L.P.

By:  /s/ Jeremy Radcliffe

Name: Jeremy Radcliffe
Title: Managing Director

Unit Purchase Agreement
Signature Page

GPS NEW EQUITY FUND LP

By:  /s/ Brett Messing

Name: Brett Messing
Title: Managing Partner, GPS Partners LLC

Unit Purchase Agreement
Signature Page